UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

Azure Midstream Partners, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36018	46-2627595
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12377 Merit Drive, Suite 300

Dallas, Texas 75251

(address of principal executive offices) (zip code)

(972) 674-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On March 31, 2016, Azure Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), Marlin Midstream, LLC and Marlin Logistics, LLC, entered into a settlement agreement (the “Settlement Agreement”) with Associated Energy Services, LP (“AES”), NuDevco Midstream Development, LLC (“NuDevco”) and Marlin IDR Holdings, LLC (“IDR Holdings”) relating to the termination of the Partnership’s minimum volume commitment (“MVC”) contracts with AES in exchange for the surrender of all of the limited partner interests in the Partnership owned by NuDevco and the units representing incentive distribution rights in the Partnership (“IDR Units”) held by IDR Holdings.

During the first quarter of 2016, AES was delinquent in paying amounts invoiced under its gathering and processing contracts, as well as its logistics contracts, with subsidiaries of the Partnership.  The contracts had provisions requiring AES to make payments based on MVCs. In February 2015 AES caused its bank to issue a $15.0 million letter of credit to the administrative agent under the Partnership’s senior secured revolving credit facility (the “Credit Agreement”) to secure a portion of the amount of AES’s obligations under its logistics contracts.

Principal terms of the Settlement Agreement include: (i) AES cooperated in the administrative agent’s drawing down the full $15.0 million amount of the letter of credit, allowing proceeds from the draw to be applied to pay down debt under the Credit Agreement; (ii) the gathering and processing agreement and the logistics contracts were terminated effective as of January 1, 2016; (iii) NuDevco surrendered to the Partnership the 8,724,545 subordinated units and 1,939,265 common units in the Partnership held by it, and IDR Holdings surrendered the 10 IDR Units of the Partnership held by it; (iv) the parties released each other from other claims in respect of the terminated contracts; and (v) AES assigned to the Partnership and its subsidiaries all of its rights and interests in certain third party contracts. The Settlement Agreement was subject to final approval from the lenders under the Credit Agreement and was so approved.

The foregoing description of the Settlement Agreement and the transactions contemplated thereby is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 1.02                   Termination of a Material Definitive Agreement.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Settlement Agreement effectively terminated the gathering and processing agreement and the logistics contracts the Partnership had with AES, effective as of January 1, 2016. Subsequent to the execution of the Settlement Agreement, the Partnership has no contracts with AES or NuDevco and any of their affiliates. These agreements represented all of the Partnership’s transloading business. The Partnership incurred no early termination penalties associated with these contract terminations.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2016 the Partnership’s general partner adopted the Second Amendment (“Second Amendment”) to the Partnership’s Second Amended and Restated Agreement of Limited Partnership.  The Second Amendment facilitated the Settlement Agreement by, among other matters, allowing the Partnership to acquire NuDevco’s subordinated units, and hold the units acquired from NuDevco and IDR Holdings as treasury units.

The foregoing description of the Second Amendment and the transactions contemplated thereby is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Second Amendment which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Azure Midstream Partners, LP, effective as of March 30, 2016.
10.1

Settlement Agreement Regarding AES Contracts between Azure Midstream Partners, LP, Marlin Midstream, LLC and Marlin Logistics, LLC and Associated Energy Services, LP, NuDevco Midstream Development, LLC and Marlin IDR Holdings, LLC dated effective as of March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2016	AZURE MIDSTREAM PARTNERS, LP

By: Azure Midstream Partners GP, LLC,
the General Partner of Azure Midstream Partners, LP

	By:	/s/ Amanda Bush
Amanda Bush
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description

3.1	Second Amendment to Second Amended and Restated Agreement of Limited Partnership of Azure Midstream Partners, LP, effective as of March 30, 2016.
10.1

Settlement Agreement Regarding AES Contracts between Azure Midstream Partners, LP, Marlin Midstream, LLC and Marlin Logistics, LLC and Associated Energy Services, LP, NuDevco Midstream Development, LLC and Marlin IDR Holdings, LLC, dated effective as of March 31, 2016.